Exhibit 99.1

PRAETORIAN ACQUISITION CORP.

PRO FORMA UNAUDITED BALANCE SHEET

	January 26,	Pro Forma
	2026	Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Current assets
Cash	$2,465,198	(247,500)	(5)	$2,217,698
Prepaid expenses	133,000			133,000
Total current assets	2,598,198	(247,500)		2,350,698
Long-term prepaid insurance	126,000			126,000
Cash held in Trust Account	220,000,000	33,000,000	(1)	253,000,000
		330,000	(2)
		(577,500)	(3)
		247,500

Total Assets	$222,724,198	32,752,500		$255,476,698

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Current liabilities
Accrued offering costs	$83,000			$83,000
Accrued expenses	15,000			15,000
Over-allotment option liability	205,400	(205,400)	(6)	—
Total current liabilities	303,400	(205,400)		98,000
Deferred underwriting fee	6,600,000	990,000	(4)	7,590,000
Total Liabilities	6,903,400	784,600		7,688,000

Commitments and Contingencies (Note 6)

Class A ordinary shares subject to possible redemption, $0.0001 par value; 22,000,000 shares at redemption value of $10.00 per share	220,000,000	32,450,000	(1)	253,000,000
		(567,875)	(3)
		(973,500)	(4)
		205,400	(6)
		(95,647)	(7)
		1,981,622	(8)
		33,000,000

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—			—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; 165,000 shares issued and outstanding (excluding 22,000,000 shares subject to possible redemption)	17	2	(7)	19
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 8,433,333 shares issued and outstanding	843			843

Additional paid-in capital	—	550,000	(1)	—
		330,000	(2)
		(9,625)	(3)
		(16,500)	(4)
		(1,621)	(7)
		97,266	(7)
		(1,981,622)	(8)
		1,032,102	(9)
Accumulated deficit	(4,180,062)	(1,032,102)	(9)	(5,212,164)

Total Shareholders’ Deficit	(4,179,202)	(1,032,100)		(5,211,302)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$222,724,198	32,752,500		$255,476,698

See Note to Pro forma Unaudited Balance Sheet.

F-1

PRAETORIAN ACQUISITION CORP.

NOTES TO PRO FORMA UNAUDITED BALANCE SHEET

(Unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro forma Balance Sheet presents the Balance Sheet of Praetorian Acquisition Corp. (the “Company”) as of January 26, 2026 adjusted for the closing of the underwriters’ overallotment option and related transactions, which occurred on March 16, 2026, as described below.

The registration statement for the Company’s Initial Public Offering was declared effective on January 22, 2026. On January 26, 2026, the Company consummated the Initial Public Offering of 22,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $220,000,000. Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (each, a “Public Warrant”).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,670,000 warrants (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”) at a price of $1.00 per Private Placement Warrant, in a private placement to the Company’s sponsor, Praetorian Sponsor LLC (the “Sponsor”), generating gross proceeds of $4,670,000. Each Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment.

The underwriters were granted a 45-day option following the closing of the Initial Public Offering (the “Over-Allotment Option”) to purchase up to 3,300,000 additional Units (the “Option Units”) to cover over-allotments, if any. On March 16, 2026, the underwriters elected to exercise their Over-Allotment Option in full to purchase an additional 3,300,000 Option Units at a purchase price of $10.00 per Unit, generating additional gross proceeds of $33,000,000. Simultaneously with the closing of the sale of the Option Units, the Sponsor purchased an additional 330,000 Private Placement Warrants, generating additional gross proceeds of $330,000. In addition, the Company issued an additional 24,750 Class A ordinary shares (the “Representative Shares”) to the underwriters as part of representative compensation.

As of March 16, 2026, a total of $253,000,000 of the net proceeds from the Initial Public Offering (including the Option Units) and the sale of the Private Placement Warrants were placed in the Trust Account.

F-2

Pro forma adjustments to reflect the exercise of the underwriters’ Over-Allotment Option and sale of the additional Private Placement Warrants are as follows:

	Pro forma entry
1	Cash held in Trust Account	33,000,000
	Class A ordinary shares subject to possible redemption		32,450,000
	Additional paid-in capital		550,000
	To record the sale of additional 3,300,000 Option Units at $10.00 per Unit.

2	Cash held in Trust Account	330,000
	Additional paid-in capital		330,000
	To record the sale of additional 330,000 Private Placement Warrants at $1.00 per Warrant.

3	Class A ordinary shares subject to possible redemption	567,875
	Additional paid-in capital	9,625
	Cash held in Trust Account		577,500
	To record additional cash underwriting fees in relation to the exercise of Option Units.

4	Class A ordinary shares subject to possible redemption	973,500
	Additional paid-in capital	16,500
	Deferred underwriting fee		990,000
	To record additional deferred underwriting fee in relation to the exercise of the Option Units.

5	Cash held in Trust Account	247,500
	Cash		247,500
	To record additional funding into the Trust Account in relation to the exercise of Option Units.

6	Over-allotment option liability	205,400
	Class A ordinary shares subject to possible redemption		205,400
	To close the over-allotment option liability due to the exercise of the Over-Allotment Option

7	Class A ordinary shares subject to possible redemption	95,647
	Additional paid-in capital	1,621
	Class A ordinary shares		2
	Additional paid-in capital		97,266
	To record issuance of 24,750 Representative Shares at fair value

8	Additional paid-in capital	1,981,622
	Class A ordinary shares subject to possible redemption		1,981,622
	Record accretion of Class A ordinary shares subject to possible redemption to an amount of $10.00 per share

9	Accumulated deficit	1,032,102
	Additional paid-in capital		1,032,102
	Reclassification of negative Additional Paid in Capital to Accumulated Deficit

F-3